Exhibit 1.1

Execution Version

MDU Resources Group, Inc. 10,152,284 Shares of Common Stock UNDERWRITING AGREEMENT Dated: December 3, 2025

Table of Contents

i

EXHIBITS

Exhibit A – Underwriters

Exhibit B – Subsidiaries of the Company

Exhibit C – List of Persons Subject to Lock-Up

Exhibit D – Form of Lock-Up Agreement

Exhibit E – Price-Related Information

Exhibit F – Issuer General Use Free Writing Prospectuses

Exhibit G    Form of Forward Sale Agreement

ii

MDU Resources Group, Inc.

10,152,284 Shares of Common Stock

UNDERWRITING AGREEMENT

December 3, 2025

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, New York 10001

Bank of America, N.A.
One Bryant Park
New York, New York 10036

JPMorgan Chase Bank, N.A.

270 Park Avenue,
New York, New York 10017

Acting in their capacities as
Forward Purchasers, solely as
Recipients and/or beneficiaries
Of certain representations,
Warranties, covenants and indemnities
Set forth in this Agreement

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
270 Park Avenue,
New York, New York 10017

Acting in their capacities as Forward Sellers

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
270 Park Avenue,
New York, New York 10017

As Representatives of the several Underwriters

Ladies and Gentlemen:

MDU Resources Group, Inc., a Delaware corporation (the “Company”) and each of Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA”) and J.P. Morgan Securities LLC (“J.P. Morgan”), each in its capacity as agent for the applicable Forward Purchaser (as defined below) (each, in such capacity, acting severally and not jointly, a “Forward Seller” and, collectively, the “Forward Sellers”), at the request of the Company in connection with the Forward Sale Agreements (as defined below), confirm their respective agreements with the Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, BofA and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), and each Forward Purchaser, with respect to (i) subject to Section 18 hereof, the sale by each of the Forward Sellers, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, $1.00 par value, of the Company (the “Common Stock”) set forth opposite their respective names on Exhibit A hereto (the “Borrowed Firm Securities”) and (ii) the grant by each of the Forward Sellers or the Company, as applicable, to the Underwriters, acting severally and not jointly, of the option (the “Option”) described in Section 2(b) hereof to purchase from time to time all or any part of 1,522,842 additional shares of Common Stock (the “Option Securities”) (in the case of clauses (i) and (ii) above, subject to certain conditions set forth herein). Any shares of Common Stock sold to the Underwriters by the Forward Sellers pursuant to Section 2(c) hereof upon exercise of the Option are referred to herein as the “Borrowed Option Securities” and any shares of Common Stock sold to the Underwriters by the Company pursuant to Section 2(b) hereof upon exercise of the Option are referred to as the “Company Option Securities.” The Borrowed Firm Securities and the Company Top-Up Firm Securities (as defined in Section 18 hereof) are referred to herein collectively as the “Firm Securities.” The Company Top-Up Firm Securities, the Company Option Securities and the Company Top-Up Option Securities are referred to herein collectively as the “Company Securities.” The Borrowed Firm Securities and the Borrowed Option Securities are referred to herein collectively as the “Borrowed Securities.” The Borrowed Securities and the Option Securities are referred to herein collectively as the “Securities.” To the extent there are no additional Representatives other than you, the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

As used herein, the term “Forward Sale Agreements” refers to the letter agreements each dated the date hereof between the Company and each of Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association, New York Branch, each in its capacity as a forward purchaser (in such capacity, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), relating to the forward sale by the Company to such Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in each Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Firm Securities sold by it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, pursuant to this Agreement, and the term “Additional Forward Sale Agreements” has the meaning set forth in Section 2(c).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated December 3, 2025 relating to the Securities and a related prospectus dated August 7, 2025 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated December 3, 2025 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a)         Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser as of the date hereof, as of the Applicable Time, as of the First Closing Date referred to in Section 2(h) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)            Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person or entity acting on its behalf (within the meaning, for this clause (C) only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(2)            Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on August 7, 2025.

(3)            Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the First Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the First Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit E hereto, all considered together (collectively, the “General Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto filed pursuant to Rule 424 or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the

Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)(4)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(4)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5)            Independent Accountants. The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(6)            Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the consolidated financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply, in all material respects, with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.

(7)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business or in the performance by the Company of its obligations under this Agreement (in any such case, a “Material Adverse Effect”); and (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(8)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of North Dakota and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of North Dakota) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(9)            Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person or entity. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X of the Commission are listed on Exhibit B hereto under the caption “Material Subsidiaries.”

(10)         Capitalization. The Company’s authorized capital stock consists of 500,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock; 204,382,821 shares of Common Stock are issued and outstanding (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, upon the vesting or settlement of restricted stock units, performance share awards and/or other equity awards, upon the exercise of options issued pursuant to any stock option or other equity incentive plans as so described, or upon the exercise of options described in the General Disclosure Package and the Prospectus) and no shares of Preferred Stock are outstanding. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(11)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12)         Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, sold and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined below in Section 2), whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(13)         Forward Sale Agreements. The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(14)         Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, all classes or series of Preferred Stock outstanding on the date of this Agreement, all outstanding warrants and convertible securities, and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(15)         Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in (i) violation of its Organizational Documents or in (ii) default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except, in the case of clause (ii), (A) as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery of and performance of obligations under this Agreement, the Forward Sale Agreements, any Additional Forward Sale Agreements and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(16)         Absence of Labor Dispute. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(17)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body having jurisdiction over the Company, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the Forward Sale Agreements or any Additional Forward Sale Agreements, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(18)         Accuracy of Descriptions. The information in the Pre-Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” and the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the caption “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein that have not been so described and filed as required. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(19)         Possession of Intellectual Property. Except as (i) described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) where the failure to own or possess would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registrations of, the foregoing) (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is reasonably necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; except as (i) described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein; there are no third parties who have or, to the knowledge of the Company, will be able to establish rights to any Intellectual Property of the Company or any of its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property that the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company or any of its subsidiaries; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person or entity the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Company or any of its subsidiaries or that challenges the validity, enforceability or scope of any such Intellectual Property.

(20)         Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency having jurisdiction over the Company or any of its subsidiaries, domestic or foreign, (B) no authorization, approval, waiver, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, waiver, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement the Forward Sale Agreements or any Additional Forward Sale Agreements, or for the consummation of any of the other transactions contemplated by this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such authorization, approval, waiver, vote or consent as may be required under state or foreign securities laws.

(21)         Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies having jurisdiction over the Company or any of its subsidiaries necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect, all such Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which would individually or in the aggregate, if the subject of an unfavorable decision, ruling or finings, would result in a Material Adverse Effect.

(22)         Title to Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(23)         Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated or upon the settlement of the Forward Sale Agreement or any Additional Forward Sale Agreements, as applicable, and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(24)         Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, (1) for any such matters, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have an effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) neither the Company, nor any of its subsidiaries anticipate capital expenditures relating to any Environmental Laws, except in the case of each of (iii)(b) and (iii)(c) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except (i) as described in the Registration Statement, the General Disclosure Package, and the Prospectus or (ii) for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous

Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(25)         Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements (including, without limitation, the Stockholder Documents) in connection with the transactions contemplated by this Agreement.

(26)         Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company.

(27)         NYSE. The outstanding shares of Common Stock are listed on the NYSE, and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

(28)         FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter qualifies as an “experienced issuer” under FINRA Rule 5110(j)(6). All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct, in all material respects. There is and, at all times since the time that the Registration Statement was first filed with the Commission, there has been a “bona fide public market,” as defined in FINRA Rule 5121, for the Common Stock.

(29)         Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which adequate reserves have been established in accordance with GAAP, and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(30)         Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance (1) is in amounts and coverages and (2) insures against such losses and risks, in each case, as reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(31)         Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(32)         Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act with which any of them is required to comply.

(33)         Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(34)         Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(35)         Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, in all material respects.

(36)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, nor any agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or committed an offense under any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(37)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

(38)         No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, directors, officers, employees, any agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or

“blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(39)         ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the United States Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects a material increase in, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (vii) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries; and (viii) to the knowledge of the Company, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(40)         Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (B) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (C) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(41)         Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person or entity that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(42)         Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 17).

(43)         No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(44)         Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, except for (A) underwriting discounts and commissions in connection with the sale of the Securities to the Underwriters pursuant to this Agreement and (B) the aggregate Spread pursuant to the terms of the Forward Sale Agreements and any Additional Forward Sale Agreements.

(45)         [Reserved]

(46)         Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.

(47)         Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(48)         Cybersecurity. (A) There has been no known security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (including protected health information) (“Personal Data”)) and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors, and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except for those that have been remedied without material cost or liability or the duty to notify any other person; (B) the IT Systems and Data of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with operation of the business of the Company and its subsidiaries free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (C) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (D) the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that protect against and prevent breach, destruction, loss, unauthorized distribution, use, assess, disablement, misappropriation or modification, or other compromise or misuse of or relating to their IT Systems and Data and to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(49)         Outbound Investment Rule. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209.  The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in in 31 C.F.R. § 850.208.  Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.

(b)          Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives, the Forward Sellers, the Forward Purchasers or to counsel for the Underwriters, the Forward Sellers and the Forward Purchasers shall be deemed a representation and warranty by the Company to each Underwriter, each Forward Seller and each Forward Purchaser as to the matters covered thereby.

(c)           Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, as of the First Closing Date and any Option Closing Date (in the case of a sale of Shares pursuant to Section 2(c) hereof) as set forth below:

(1)            This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the relevant Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities or the Borrowed Option Securities, as the case may be, that such Forward Seller is required to sell, transfer and deliver hereunder to the extent it is required to do so.

(2)            The Forward Sale Agreement to which it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is party has been, and any Additional Forward Sale Agreement to which such Forward Purchaser is party will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of either thereof, as the case may be, by the Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)            Such Forward Seller, at the relevant Closing Date, will have the free and unqualified right to transfer the Borrowed Firm Securities or Borrowed Option Securities, as the case may be, that it is required to deliver to the extent that it is required to transfer the Borrowed Firm Securities or Borrowed Option Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Firm Securities or Borrowed Option Securities and payment of the purchase price therefor, as herein contemplated, assuming the applicable Underwriter has no notice of any adverse claim, such Underwriter will have the free and unqualified right to transfer any such Borrowed Firm Securities or Borrowed Option Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)           Firm Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Forward Seller agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees to purchase from each Forward Seller, severally and not jointly, the respective number of Borrowed Firm Securities set forth opposite its name in Exhibit A hereto plus any additional number of Borrowed Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case pertaining to the relevant Forward Seller and at a price of $19.04 per share (the “Purchase Price”). The Company agrees to sell to the Underwriters, and each Underwriter, severally not jointly, agrees to purchase from the Company, at the Purchase Price, a number of Company Top-Up Firm Securities, if any, that bears the same proportion to the total number of Company Top-Up Firm Securities as the number of Borrowed Firm Securities set forth on Exhibit A opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Schedule.

(b)          Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase pursuant to clause (c) or clause (d) below, as applicable, all or any portion of the Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Firm Securities but not payable on such Option Securities (such price, the “Option Purchase Price”). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon written notice (each an “Option Notice”) to the Company and each Forward Seller. Any such Option Notice shall set forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities (each an “Option Closing Date”), which may be the same date and time as the First Closing Date (as hereinafter defined) but shall not be later than seven (7) full Business Days (as defined below) after the date of such notice (unless postponed in accordance with the provisions of Section 10 hereof), nor in any event prior to the First Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Borrowed Firm Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Borrowed Firm Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           The Company may, in its sole discretion, within one (1) Business Day after such Option Notice is given, execute and deliver to each Forward Purchaser an additional forward sale agreement substantially in the form attached hereto as Exhibit G, between the Company and the applicable Forward Purchaser (each, an “Additional Forward Sale Agreement”), providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Option Securities set forth in such Option Notice as the number of shares of Common Stock set forth in Exhibit A hereto opposite the name of such Forward Seller bears to the total number of shares of Common Stock to be sold by all the Forward Sellers on such table. Upon the Company’s execution and delivery to a Forward Purchaser of any Additional Forward Sale Agreement, such Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, (x) it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, (with respect to any Borrowed Option Securities) hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from such Forward Seller, severally and not jointly, the number of Option Securities specified in the immediately preceding sentence at the Option Purchase Price (with each such Underwriter purchasing the number of Option Securities (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Securities as the number of Borrowed Firm Securities set forth on Exhibit A opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Exhibit) and (y) the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, the Company Top-Up Option Securities, if any (with each such Underwriter purchasing the number of Company Top-Up Option Securities (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Company Top-Up Option Securities as the number of Borrowed Firm Securities set forth on Exhibit A opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Exhibit).

(d)          If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (iv) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, at the Option Purchase Price, the number of Option Securities as set forth in the relevant Option Notice (with each such Underwriter purchasing the number of Option Securities (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Option Securities as the number of Borrowed Firm Securities set forth on Exhibit A opposite the name of such Underwriter bears to the total number of Borrowed Firm Securities on such Exhibit).

(e)           If with respect to the Borrowed Firm Securities underlying the Forward Sale Agreements (i) any of the conditions to effectiveness of the relevant Forward Sale Agreement set forth therein are not satisfied on or prior to the First Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the First Closing Date or (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the First Closing Date (clauses (i) through (iii) of this Section 2(e), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow for sale to the Underwriters the Borrowed Firm Securities otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in any Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Securities deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Date the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(f)           If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(c) hereof, with respect to the related Borrowed Option Securities, if (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein are not satisfied on or prior to the relevant Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 2(f), together, the “Option Conditions”), then it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, in its sole discretion, may elect not to deliver for sale to the Underwriters the Borrowed Option Securities otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in such Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Option Securities deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under such Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such Option Closing Date the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(g)          If (i) a Forward Seller elects pursuant to Section 2(e) hereof not to deliver for sale to the Underwriters on the First Closing Date the total number of Borrowed Firm Securities otherwise deliverable by such Forward Seller hereunder, or (ii) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(c) hereof and it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, elects pursuant to Section 2(f) hereof not to deliver for sale to the Underwriters on the relevant Option Closing Date the total number of Borrowed Option Securities otherwise deliverable by it hereunder in respect of such Option Closing Date, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first Business Day prior to the First Closing Date or such Option Closing Date, as the case may be.

(h)          Payment. Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 600 Travis Street, Suite 5400, Houston Texas, 77002, or at such other place as shall be agreed upon by the Representatives, the Forward Sellers and the Company, at 9:00 A.M. (New York City time) on December 5, 2025 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives, the Forward Sellers and the Company (such date and time of delivery and payment for the Firm Securities being herein called the “First Closing Date,” and each of the First Closing Date and any Option Closing Date is herein called a “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives, the Forward Sellers and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to (i) the Forward Sellers, in the case of the Borrowed Securities and/or (ii) the Company, in the case of any Company Securities, by wire transfer of immediately available funds to the respective account designated by the Forward Sellers or Company, as the case may be, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Option Securities, if any, that it has agreed to purchase. Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the First Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(i)            Delivery of Securities. Delivery of the Firm Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives, the Forward Purchasers and the Forward Sellers promptly, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rule 456(b) of the 1933 Act Regulations and Rule 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b)          Filing of Amendments. The Company will give the Representatives, the Forward Purchasers and the Forward Sellers notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise (except for (i) periodic or current reports filed under the 1934 Act, or (ii) an amendment or a supplement relating to an offering of securities other than the Securities), and the Company will furnish the Representatives, the Forward Purchasers and the Forward Sellers with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall object. The Company has given the Representatives, the Forward Purchasers and the Forward Sellers notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives, the Forward Purchasers and the Forward Sellers notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives, the Forward Purchasers and the Forward Sellers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall object.

(c)          Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Purchasers and the Forward Sellers and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably request.

(d)          Delivery of Prospectuses. The Company has delivered to each Underwriter, Forward Purchaser and Forward Seller without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter, Forward Purchaser or Forward Seller reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, Forward Purchaser and Forward Seller, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter, Forward Purchaser or Forward Seller may reasonably request.

(e)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If, at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives, the

Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives, the Forward Purchasers and the Forward Sellers of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives, the Forward Purchasers and the Forward Sellers of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives, the Forward Purchasers and the Forward Sellers of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives, the Forward Purchasers and the Forward Sellers or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives, the Forward Purchasers and the Forward Sellers of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)          Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives, the Forward Purchasers and the Forward Sellers may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g)          Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)          Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Company Securities on the NYSE.

(j)          Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i)          issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii)          file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, or

(iii)          enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(x)        issue Securities to the Underwriters pursuant to this Agreement,

(y)       issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and

(z)       issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (y) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement, provided, however, that in the case of any issuance described in clause (z) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo, BofA and J.P. Morgan, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D hereto and otherwise satisfactory in form and substance to the Representatives.

(k)          Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)          Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives, the Forward Purchasers, the Forward Sellers and the Company may deem appropriate and, if requested by the Representatives, the Forward Purchasers, the Forward Sellers will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives, the Forward Purchasers, the Forward Sellers and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m)          New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Securities, and notify the Representatives, the Forward Purchasers, the Forward Sellers when such filing has been made. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, file a new registration statement relating to the Securities, and notify the Representatives, the Forward Purchasers, the Forward Sellers when such filing has been made and use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will furnish the Representatives, the Forward Purchasers, the Forward Sellers with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives, the Forward Purchasers, the Forward Sellers or counsel for the Underwriters shall object. In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

SECTION 4. Payment of Expenses.

(a)           Expenses. The Company will pay the following expenses incident to the performance of its obligations and the obligations of the Underwriters, the Forward Sellers and the Forward Purchasers under this Agreement: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters and the Forward Purchasers, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters and the Forward Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto (such fees not to exceed $10,000), (vi) the preparation, printing and delivery to the Underwriters, the Forward Sellers and the Forward Purchasers of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters, the Forward Sellers and the Forward Purchasers of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Sellers and the Forward Purchasers in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.

(b)          Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company have made or may make for the allocation or sharing of any such expenses and costs.

(c)          Termination of Agreement. If this Agreement is terminated by the Representatives, the Forward Sellers and/or the Forward Purchasers in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof, 9(a)(iii)(A) hereof or Section 9(a)(v) hereof, the Company shall reimburse the Underwriters, the Forward Sellers and/or the Forward Purchasers, as applicable, for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of the Forward Sellers’ and Underwriters’ Obligations. The obligations of the Forward Sellers and the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) or by or on behalf of any Underwriter, Forward Seller or Forward Purchaser delivered to the Representatives or counsel for the Underwriters, to the performance by the Company, the Underwriters, the Forward Sellers and the Forward Purchasers of its covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement. The Registration Statement shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b)          Opinion of Counsel for Company. At the First Closing Date, the Representatives shall have received the favorable opinions and negative assurance statement, dated the First Closing Date, of Perkins Coie LLP, counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to such effect as the Representatives may reasonably request.

(c)          Opinion of Counsel for Underwriters. At the First Closing Date, the Representatives shall have received the favorable letter and negative assurance statement, dated the First Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d)          Officers’ Certificate. At the First Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as set forth or contemplated by the General Disclosure Package and the Prospectus, and, at the First Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the First Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the First Closing Date with the same force and effect as though expressly made at and as of the First Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the First Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the

Commission, and any request on the part of the Commission for additional information has been complied with.

(e)          Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives, the Forward Sellers and the Forward Purchasers shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f)          Bring-down Comfort Letter. At the First Closing Date, the Representatives, the Forward Sellers and the Forward Purchasers shall have received from Deloitte & Touche LLP a letter, dated as of the First Closing Date and in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the First Closing Date.

(g)          Approval of Listing. At the First Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)          Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(i)          Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the First Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)            Opinion of Counsel for Company. The favorable opinion of Company Counsel in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2)            Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)            Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the First Closing Date shall be changed to refer to such Option Closing Date.

(4)            Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the First Closing Date.

(j)          Additional Documents. At the First Closing Date and each Option Closing Date, counsel for the Forward Sellers, the Forward Purchasers and the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives, the Forward Sellers and the Forward Purchasers or counsel for the Underwriters may otherwise reasonably request in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(k)          Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Forward Sellers or the Company, as applicable, at any time on or prior to the First Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 19, 20, 21, 22, 23 and 24 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser, their respective affiliates, and their respective officers, directors, employees, partners and members and each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) hereof) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)            Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act notice loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information in the Pre-Pricing Prospectus and the Prospectus: (i) the first and third sentences of the fourth paragraph appearing under the caption “Underwriting (Conflicts of Interest)”; and (ii) the second sentence of the first paragraph, the first, fourth and fifth sentences of the second paragraph and the third sentence of the third paragraph appearing under the caption “Underwriting (Conflicts of Interest) – Price Stabilization, Short Positions”.

(c)             Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) hereof shall be selected by Wells Fargo, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and of the Underwriters, the Forward Sellers and the Forward Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) with respect to the Company, the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, (ii) with respect to the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, and (iii) with respect to the Forward Sellers and Forward Purchasers, the aggregate Spread (as defined in the applicable Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable) received by the relevant Forward Purchaser under its Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Purchaser, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters, the Forward Sellers and the Forward Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters, the Forward Sellers and the Forward Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and in no event shall any Forward Seller and/or Forward Purchaser be required to contribute any amount in excess of the aggregate Spread under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by such Forward Seller or Forward Purchaser, as the case may be.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, Forward Purchaser or Forward Seller, each officer, director, employee, partner and member of any Underwriter, Forward Purchaser or Forward Seller or any such affiliate, and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’, Forward Purchasers’ and Forward Sellers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Borrowed Firm Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives, the Forward Sellers, the Forward Purchasers or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Forward Seller, any Forward Purchaser, any officer, director, employee, partner, member or agent of any Underwriter, any Forward Seller or any Forward Purchaser or any person or entity controlling any

Underwriter, any Forward Seller or any Forward Purchaser or by or on behalf of the Company, any officer, director or employee of the Company or any person or entity controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company, the Forward Sellers and the Forward Purchasers at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the First Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, the Forward Sellers and the Forward Purchasers, at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as set forth or contemplated by the General Disclosure Package and the Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE American, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either U.S. federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any debt securities or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or other securities has been placed on negative outlook.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 18, 19, 20, 21, 22 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the First Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date that occurs after the First Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the First Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the First Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communication to be confirmed by telephone). Notices to the Forward Sellers shall be directed to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, or email: ECMOriginationPower@wellsfargo.com (with such fax or other electronic communication to be confirmed by telephone to 212-214-6153), BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department:, Email:

dg.ecm_execution_services@bofa.com, with a copy to: dg.ecm_legal@bofa.com, Attention: ECM legal and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Brian Rosenzweig and Jonathan Lindabury; notices to the Forward Purchasers shall be directed to Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, or email: CorporateDerivativeNotifications@wellsfargo.com (with such fax or other electronic communication to be confirmed by telephone at 212-214-6153), Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group, Telephone: 646-855-6770, Email: dg.issuer_derivatives_notices@bofa.com, and JPMorgan Chase Bank, National Association, New York Branch, 270 Park Avenue, New York, New York 10179 Attention: Equity Syndicate Desk, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Brian Rosenzweig and Jonathan Lindabury; notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York, 10001, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax or other electronic communication to be confirmed by telephone to 212-214-6144) and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York, 10001, Attention of Equity Syndicate Desk, fax no. 212-622-8358; notices to the Company shall be directed to it at 1200 West Century Avenue, P.O. Box 5650, Bismark, Dakota 58506-5650, Attention of Anthony D. Foti, Chief Legal Officer and Corporate Secretary (email Anthony.Foti@MDUResources.com), with a copy (which shall not constitute notice) to: Perkins Coie LLP, 1900 Sixteenth Street, Suite 1400, Denver, CO 80202, Attn: Jason Day and Jonathan Schulman.

SECTION 12. Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 6:40 P.M. (New York City time) on December 3, 2025 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreements” means (i) the Montana-Dakota revolving credit agreement dated as of December 19, 2019 by and among the Montana-Dakota Utilities Co., MUFG Bank, Ltd., as agent, and the other parties thereto, (ii) the Cascade revolving credit agreement dated June 20, 2024 among the Company, U.S. Bank National Association, as agent, and the other parties thereto, (iii) the Intermountain revolving credit agreement dated as of June 20, 2024 among the Company, U.S. Bank National Association, as agent, and the other parties thereto, (iv) the MDU Resources Group, Inc. revolving credit agreement dated as of May 31, 2023 among the Company, U.S. Bank National Association, as agent, and the other parties thereto, (v) the MDU Resources Group, Inc. term loan agreement dated as of May 31, 2023 among the Company, U.S. Bank National Association, as agent, and the other parties thereto, and (vi) and the WBI Energy Transmission term loan agreement dated as of April 1, 2024 among the Company, U.S. Bank National Association, as agent, and the other parties thereto, each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Part A of Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus—including those specified in Part B of Exhibit F hereto, that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated December 3, 2025 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Stock” means the Company’s preferred stock, par value $100 per share.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-289348) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 163,” “Rule 163(c),” “Rule 164,” “Rule 164(h)(2),” “Rule 172,” “Rule 173(d),” “Rule 401(g)(2),” “Rule 405,” “Rule 424,” “Rule 424(b),” “Rule 424(b)(2),” “Rule 424(b)(5),” “Rule 424(b)(7),” “Rule 424(b)(8),” “Rule 430A,” “Rule 430B,” “Rule 430C,” “Rule 431B,” “Rule 433,” “Rule 433(d)(5)(i),” “Rule 433(d)(8)(i),” “Rule 433(d)(8)(ii),” “Rule 433(g),” “Rule 433(h)(5),” “Rule 456(b),” “Rule 456(b)(1)(i)” and “Rule 457(r)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), 424(b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Spread” has the meaning assigned to that term in the applicable Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable.

“Subject Instruments” means the Existing Credit Agreements, and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(4) of Regulation S-K of the Commission or Rule 601(b)(10) of Regulation S-K of the Commission; provided, that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“UNSC” means the United Nations Security Council.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the

Representatives, the Forward Sellers or the Forward Purchasers, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided, that the prior written consent of the Representatives, the Forward Sellers or the Forward Purchasers, shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Representatives, the Forward Sellers and the Forward Purchasers. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 18. Issuance and Sale by the Company.

(a)           If in respect of the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, (i) all the Conditions are not satisfied on or prior to the First Closing Date or, in respect of any Additional Forward Sale Agreement to be entered into pursuant to Section 2(c) hereof, all the applicable Option Conditions are not satisfied on or prior to the related Option Closing Date, as the case may be, and the relevant Forward Seller elects, pursuant to Section 2(e) or 2(f) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Securities or the Borrowed Option Securities, as applicable, otherwise deliverable by such Forward Seller, (ii) in any Forward Seller’s good faith and commercially reasonable judgment it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder or (iii) in any Forward Seller’s good faith and commercially reasonable judgment it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the several Underwriters, pursuant to Section 2(b) or 2(c), as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company, the Forward Purchasers, the Forward Sellers or the Underwriters, as the case may be, shall have the right to postpone the relevant Closing Date for a period not exceeding two (2) Business Days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 18(a) in lieu of Borrowed Firm Securities are referred to herein as the “Company Top-Up Firm Securities” and the shares of Common Stock sold by the

Company to the Underwriters pursuant to this Section 18(a) in lieu of Borrowed Option Securities are referred to herein as the “Company Top-Up Option Securities.”

(b)            No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Securities underlying the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the applicable Conditions are not satisfied on or prior to the First Closing Date, in the case of Borrowed Firm Securities, or all of the applicable Option Conditions are not satisfied on or prior to the relevant Option Closing Date, in the case of Borrowed Option Securities, and such Forward Seller elects, pursuant to Section 2(e) or 2(f) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Securities or the Borrowed Option Securities (or, in the case of the Borrowed Option Securities, a pro rata portion thereof if the Underwriters’ Option is not exercised in full), as applicable, otherwise deliverable by such Forward Seller, (ii) in any Forward Seller’s good faith, commercially reasonable judgment, it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder or (iii) in any Forward Seller’s good faith, commercially reasonable judgment, it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so.

SECTION 19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)             each of the Underwriters is acting solely as a principal in connection with the sale of the Securities and the process leading thereto and no fiduciary, advisory or agency relationship between the Company or any of its subsidiaries, on the one hand, and any of the Underwriters, Forward Purchasers and Forward Sellers on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the process leading thereto, irrespective of whether or not any of the Underwriters, Forward Purchasers or the Forward Sellers has advised or is advising the Company on other matters and no Underwriter, Forward Purchaser or Forward Seller has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b)            the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, the Forward Purchasers and the Forward Sellers and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

(c)             it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)            it is aware that the Underwriters, the Forward Purchasers and the Forward Sellers and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters, the Forward Purchasers or the Forward Sellers has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)             it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters, the Forward Purchasers or the Forward Sellers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters, the Forward Purchasers or the Forward Sellers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company;

(f)             the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(g)            none of the activities of the Underwriters, the Forward Purchasers or the Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters, the Forward Purchasers or the Forward Sellers with respect to any entity or natural person.

SECTION 20. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 21. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters, Forward Purchasers and Forward Sellers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 22. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

MDU RESOURCES GROUP, INC.

By	/s/ Jason L. Vollmer
Name: Jason L. Vollmer
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the
date first above written:

WELLS FARGO SECURITIES, LLC

By: WELLS FARGO SECURITIES, LLC

By	/s/ Authorized Signatory
Authorized Signatory

BOFA SECURITIES, INC.

By: BOFA SECURITIES, INC.

By	/s/ Authorized Signatory
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By: J.P. MORGAN SECURITIES LLC

By	/s/ Authorized Signatory
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

CONFIRMED AND ACCEPTED, as of the
date first above written:

WELLS FARGO SECURITIES, LLC

Acting in its capacity as Forward Seller

By: WELLS FARGO SECURITIES, LLC

By	/s/ Authorized Signatory
Authorized Signatory

BOFA SECURITIES, INC.

Acting in its capacity as Forward Seller

By: BOFA SECURITIES, INC.

By	/s/ Authorized Signatory
Authorized Signatory

J.P. MORGAN SECURITIES LLC

Acting in its capacity as Forward Seller

By: J.P. MORGAN SECURITIES LLC

By	/s/ Authorized Signatory
Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Acting in its capacity as Forward Purchaser

By: WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Authorized Signatory
Authorized Signatory

BANK OF AMERICA, N.A.

Acting in its capacity as Forward Purchaser

By: BANK OF AMERICA, N.A.

By	/s/ Authorized Signatory
Authorized Signatory

JPMORGAN CHASE BANK, N.A.

Acting in its capacity as Forward Purchaser

By: JPMORGAN CHASE BANK, N.A.

By	/s/ Authorized Signatory
Authorized Signatory

EXHIBIT A

Name of Underwriter	Number of Firm Securities to be Purchased from Wells Fargo Securities, LLC	Number of Firm Securities to be Purchased from BofA Securities, Inc.	Number of Firm Securities to be purchased from J.P. Morgan Securities LLC
Wells Fargo Securities, LLC	1,150,655	958,881	958,881
BofA Securities, Inc.	958,880	799,067	799,067
J.P. Morgan Securities LLC	958,880	799,067	799,067
TD Securities (USA) LLC	443,215	369,346	369,346
CIBC World Markets Corp.	73,869	61,557	61,557
Guggenheim Securities, LLC	73,869	61,557	61,557
RBC Capital Markets, LLC	73,869	61,557	61,557
Siebert Williams Shank & Co., LLC	73,869	61,557	61,557
Total	3,807,106	3,172,589	3,172,589
A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members*
Cascade Natural Gas Corporation	Washington	Corporation
CEHI, LLC	Delaware	Limited Liability Company	MDU Resources Group, Inc.
Centennial Holdings Capital LLC	Delaware	Limited Liability Company	CEHI, LLC
Fidelity Exploration & Production Company	Delaware	Corporation
FutureSource Capital Corp.	Delaware	Corporation
Intermountain Gas Company	Idaho	Corporation
InterSource Insurance Company	Vermont	Corporation
MDU BenefitCo II, Inc.	Delaware	Corporation
MDU BenefitCo, LLC	Delaware	Limited Liability Company	CEHI, LLC
MDU BPT BenefitCo, Inc.	Delaware	Corporation
MDU Energy Capital, LLC	Delaware	Limited Liability Company	MDU Resources Group, Inc.
Montana-Dakota Utilities Co.	Delaware	Corporation
Prairie Cascade Energy Holdings, LLC	Delaware	Limited Liability Company	MDU Energy Capital, LLC
Prairie Intermountain Energy Holdings, LLC	Delaware	Limited Liability Company	MDU Energy Capital, LLC
WBI Canadian Pipeline, Ltd.	Federally Chartered	Corporation
WBI Energy Midstream, LLC	Colorado	Limited Liability Company	WBI Energy, Inc.
WBI Energy Transmission, Inc.	Delaware	Corporation
WBI Energy, Inc.	Delaware	Corporation

* Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

B-1

WBI Holdings, Inc.	Delaware	Corporation

B-2

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Darrel T. Anderson

Dyke A. Boese

Vernon A. Dosch

Marian M. Durkin

Anthony D. Foti

Douglas W. Jaeger

Dennis W. Johnson

Rob L. Johnson

Anne M. Jones

Charles M. Kelley

Nicole A. Kivisto

Tammy J. Miller

Priti R. Patel

Garret Senger

Stephanie A. Sievert

Jason A. Vollmer

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

MDU Resources Group, Inc.

Public Offering of Common Stock

Dated as of December 3, 2025

Wells Fargo Securities, LLC
BofA Securities, Inc.

J.P. Morgan Securities LLC
As Representatives of the several Underwriters

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC,
270 Park Avenue,
New York, New York 10017

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among MDU Resources Group, Inc., a Delaware corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as Forward Sellers and representatives (the “Representatives”) of a group of underwriters named therein (the “Underwriters”), and the other parties thereto, relating to the confirmations to be entered into between the Company and the Forward Purchasers named therein, and providing for an underwritten public offering of the Company’s common stock, par value $1.00 per share (the “Common Stock”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution;

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value;

(3) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, or other equity incentive awards (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, or other equity incentive awards, in all such cases pursuant to equity awards granted under equity incentive plans or arrangements that are described in the Prospectus (as defined in the Underwriting Agreement), provided that any securities received upon such vesting, settlement or exercise shall be subject to the terms of this agreement; and

(4) acquired by the undersigned in the open market after the closing of the offering of the Common Stock;

provided, however, that (A) in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period, (D) in the case of a transfer pursuant to clause (3) above, if the undersigned is legally required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, such filing shall clearly indicate in the footnotes thereto the circumstances of such transfer, and (E) in the case of a transfer pursuant to clause (1), (2) or (3) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933,

as amended (the “1933 Act”), of any shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, and (ii) the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

If the Underwriting Agreement is not executed by the parties thereto prior to December 11, 2025, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

PRICE-RELATED INFORMATION

Public offering price: $19.70 per share

Net proceeds, before expenses, to the Company: $19.04 per share

Settlement date: December 5, 2025

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EXHIBIT F

PART A — ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

PART B — ISSUER LIMITED USE FREE WRITING PROSPECTUSES

Net Roadshow Investor Presentation dated December 3, 2025, in the form previously provided by the Company to and approved by the Representatives.

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EXHIBIT G

FORM OF FORWARD SALE AGREEMENT

[Intentionally Omitted]

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